Exhibit 99.1

eBay Inc. Reports First Quarter 2018 Results

•	Revenue of $2.6 billion

•	GAAP and Non-GAAP EPS per diluted share of $0.40 and $0.53, respectively, on a continuing operations basis

•	Repurchased $1.0 billion of common stock

San Jose, California, April 25, 2018 - eBay Inc. (NASDAQ: EBAY), a global commerce leader, delivered revenue for the quarter ended March 31, 2018 of $2.6 billion, increasing 12% on an as-reported basis and 7% on a foreign exchange (FX) neutral basis, primarily driven by gross merchandise volume (GMV) of $23.6 billion, up 13% on an as-reported basis and 7% on an FX-Neutral basis.

During the quarter, eBay delivered GAAP net income from continuing operations of $407 million, or $0.40 per diluted share and Non-GAAP net income from continuing operations of $548 million, or $0.53 per diluted share. The company generated $495 million of operating cash flow and $337 million of free cash flow from continuing operations while also repurchasing $1.0 billion of its common stock in the quarter.

“In Q1 we drove good growth and made further progress with our multi-year effort to transform our customer experience and sharpen the eBay brand,” said Devin Wenig, President and CEO of eBay Inc.

In the first quarter, eBay grew active buyers by 4% across its platforms, for a total of 171 million global active buyers. Underlying total eBay Inc. performance, the Marketplace platforms delivered $2.1 billion of revenue and $22.5 billion of GMV. Marketplace revenue growth was 11% on an as-reported basis and 7% on an FX-Neutral basis and GMV was up 13% on an as-reported basis and 7% on an FX-Neutral basis, aided by continued expansion of new user experiences. StubHub drove revenue of $232 million, up 9% on both an as-reported basis and FX-Neutral basis, and GMV of $1.0 billion, up 14% on an as-reported basis and 13% on an FX-Neutral basis, driven by a robust sports landscape, including a record Super Bowl, and strong international growth. Classifieds platforms delivered another quarter of double-digit growth with revenue of $246 million, up 24% on an as-reported basis and 10% on an FX-Neutral basis, driven primarily by strength in Germany.

The company continues to innovate and transform the shopping experience for its customers. In the first quarter, eBay launched a new product based commerce experience to a subset of its users, leveraging its structured data foundation. As part of its effort to build immersive and engaging buying and selling experiences, eBay also introduced a new augmented reality shipping tool to help customers find the right box to ship an item that is as easy as holding up a mobile phone. eBay’s development teams are using artificial intelligence (AI) to sharpen the overall search experience, leveraging data and AI to improve recall and relevance on the eBay platform. During the quarter, eBay also appointed Jan Pedersen, a proven leader in AI, as Chief Scientist, Artificial Intelligence.

eBay recently released its 2017 Diversity and Inclusion (D&I) Report, which highlights momentum in the company’s D&I programs and partnerships across its workforce, workplace and marketplace, along with changes in eBay’s people data. The report also discloses the results of eBay’s second annual global study of gender pay equity, which found that women earn 100% of what men earn in terms of total compensation in the U.S., and women earn 100.1% of what men earn in terms of total compensation globally.

During the quarter, eBay announced that it will acquire Giosis’ Japan business, including the Qoo10.jp platform. This acquisition will significantly expand eBay’s footprint in Japan, one of the largest e-commerce markets in the world, and is expected to close in the second quarter of 2018.

First Quarter Financial Highlights (presented in millions, except per share data and percentages)

	First Quarter
	2018	2017	Change
eBay Inc.
Net revenues	$2,580	$2,303	$277	12%
GAAP - Continuing Operations
Income from continuing operations	$407	$1,035	$(628)	(61)%
Earnings per diluted share from continuing operations	$0.40	$0.94	$(0.54)	(58)%
Non-GAAP - Continuing Operations
Net income	$548	$538	$10	2%
Earnings per diluted share	$0.53	$0.49	$0.04	9%

Other Selected Financial and Operational Results

•
Operating margin — GAAP operating margin decreased to 22.5% for the first quarter of 2018, compared to 23.7% for the same period last year. Non-GAAP operating margin decreased to 27.9% in the first quarter of 2018, compared to 28.9% for the same period last year.

•
Taxes — The GAAP effective tax rate for continuing operations for the first quarter of 2018 was 25.6%, compared to (85.4)% for the first quarter of 2017. The non-GAAP effective tax rate for continuing operations for the first quarter of 2018 was 20.4%, compared to 18.7% for the first quarter of 2017.

•	Cash flow — The company generated $495 million of operating cash flow from continuing operations and $337 million of free cash flow from continuing operations during the first quarter of 2018.

•
Stock repurchase program — The company repurchased approximately $1.0 billion of its common stock, or 24 million shares, in the first quarter of 2018. The company's total repurchase authorization remaining as of March 31, 2018 was $6.6 billion.

•	Cash and cash equivalents and non-equity investments — The company's cash and cash equivalents and non-equity investments portfolio totaled $9.8 billion as of March 31, 2018.

Business Outlook

•
Second quarter 2018 — The company expects net revenue between $2.64 billion and $2.68 billion, representing FX-Neutral growth of 6% - 8%, with GAAP earnings per diluted share from continuing operations in the range of $0.33 - $0.37 and non-GAAP earnings per diluted share from continuing operations in the range of $0.50 - $0.52.

•
Full year 2018 — The company expects net revenue between $10.9 billion and $11.1 billion, representing FX-Neutral growth of 7% - 9%, with GAAP earnings per diluted share from continuing operations in the range of $1.65 - $1.75 and non-GAAP earnings per diluted share from continuing operations in the range of $2.25 - $2.30.

Quarterly Conference Call and Webcast

eBay Inc. will host a conference call to discuss first quarter 2018 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investors.ebayinc.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

eBay Inc. uses its Investor Relations website at https://investors.ebayinc.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor, in addition to following press releases, SEC filings, public conference calls and webcasts.

About eBay

eBay Inc. (NASDAQ: EBAY) is a global commerce leader including the Marketplace, StubHub and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity through Connected Commerce. Founded in 1995 in San Jose, Calif., eBay is one of the world’s largest and most vibrant marketplaces for discovering great value and unique selection. In 2017, eBay enabled $88 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Presentation

All growth rates represent year over year comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not sum or recalculate using the rounded dollar amounts provided.

New Accounting Standard
Prior period information has been recast to reflect Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, which eBay adopted on January 1, 2018.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC): non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate and free cash flow. These non-GAAP financial measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Business Outlook,” “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income and Reconciliation of GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate” and “Reconciliation of Operating Cash Flow to Free Cash Flow” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including expected financial results for the second quarter and full year 2018 and the future growth in its business. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for its business; changes to the company’s capital allocation or management of operating cash; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the company’s need and ability to manage regulatory, tax, data security and litigation risks; whether the operational, marketing and strategic benefits of the separation of the eBay and PayPal businesses can be achieved; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. All information in this release is as of April 25, 2018. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Investor Relations Contact:	Selim Freiha	ir@ebay.com
Media Relations Contact:	Abby Smith	press@ebay.com
Company News:	https://www.ebayinc.com/stories/news/
Investor Relations website:	https://investors.ebayinc.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet

	March 31, 2018	December 31, 2017
	(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$2,527	$2,120
Short-term investments	2,279	3,743
Accounts receivable, net	683	696
Other current assets	1,274	1,185
Total current assets	6,763	7,744
Long-term investments	5,919	6,331
Property and equipment, net	1,548	1,597
Goodwill	4,815	4,773
Intangible assets, net	53	69
Deferred tax assets	5,166	5,199
Other assets	291	273
Total assets	$24,555	$25,986
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$20	$781
Accounts payable	252	330
Accrued expenses and other current liabilities	1,918	2,134
Deferred revenue	142	137
Income taxes payable	236	177
Total current liabilities	2,568	3,559
Deferred tax liabilities	3,314	3,424
Long-term debt	9,208	9,234
Other liabilities	1,869	1,720
Total liabilities	16,959	17,937

Total stockholders' equity	7,596	8,049
Total liabilities and stockholders' equity	$24,555	$25,986

eBay Inc.
Unaudited Condensed Consolidated Statement of Income

	Three Months Ended March 31,
	2018	2017
	(In millions, except per share amounts)
Net revenues	$2,580	$2,303
Cost of net revenues (1)	559	514
Gross profit	2,021	1,789
Operating expenses:
Sales and marketing (1)	756	648
Product development (1)	334	278
General and administrative (1)	270	245
Provision for transaction losses	72	62
Amortization of acquired intangible assets	10	9
Total operating expenses	1,442	1,242
Income from operations	579	547
Interest and other, net	(32)	11
Income from continuing operations before income taxes	547	558
Income tax benefit (provision)	(140)	477
Net income	$407	$1,035

Net income per share:
Basic	$0.40	$0.96
Diluted	$0.40	$0.94

Weighted average shares:
Basic	1,010	1,083
Diluted	1,029	1,102

(1) Includes stock-based compensation as follows:
Cost of net revenues	$13	$11
Sales and marketing	25	21
Product development	45	36
General and administrative	37	33
	$120	$101

eBay Inc.
Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended March 31,
	2018	2017
	(In millions)
Cash flows from operating activities:
Net income (loss)	$407	$1,035
Adjustments:
Provision for transaction losses	72	62
Depreciation and amortization	179	163
Stock-based compensation	120	101
Deferred income taxes	(29)	(565)
Changes in assets and liabilities, and other, net of acquisition effects	(254)	(214)
Net cash provided by operating activities	495	582
Cash flows from investing activities:
Purchases of property and equipment	(158)	(135)
Purchases of investments	(4,794)	(2,750)
Maturities and sales of investments	6,650	2,770
Other	—	1
Net cash provided by (used in) investing activities	1,698	(114)
Cash flows from financing activities:
Proceeds from issuance of common stock	9	11
Repurchases of common stock	(1,009)	(410)
Tax withholdings related to net share settlements of restricted stock units and awards	(60)	(29)
Repayment of debt	(750)	—
Other	(15)	10
Net cash used in financing activities	(1,825)	(418)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	38	114
Net increase in cash, cash equivalents and restricted cash	406	164
Cash, cash equivalents and restricted cash at beginning of period	2,140	1,835
Cash, cash equivalents and restricted cash at end of period	$2,546	$1,999

eBay Inc.
Unaudited Summary of Consolidated Net Revenues

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(In millions, except percentages)
Net Revenues by Type:
Net transaction revenues:
Marketplace	$1,792	$1,823	$1,698	$1,679	$1,609
Current quarter vs prior year quarter	11%	8%	8%	5%	2%
Percent from international	61%	62%	62%	61%	60%
StubHub	231	306	270	229	206
Current quarter vs prior year quarter	12%	12%	4%	1%	16%
Percent from international	8%	6%	4%	5%	4%
Total net transaction revenues	2,023	2,129	1,968	1,908	1,815
Current quarter vs prior year quarter	11%	9%	8%	4%	3%
Percent from international	55%	54%	54%	55%	54%

Marketing services and other revenues:
Marketplace	310	333	293	283	283
Current quarter vs prior year quarter	9%	6%	7%	2%	4%
Percent from international	50%	53%	52%	51%	47%
Classifieds	246	244	235	219	199
Current quarter vs prior year quarter	24%	21%	19%	6%	7%
Percent from international	100%	100%	100%	100%	100%
StubHub, Corporate and other	1	1	2	9	6
Total marketing services and other revenues	557	578	530	511	488
Current quarter vs prior year quarter	14%	11%	12%	6%	6%
Percent from international	72%	73%	73%	73%	69%

Total net revenues	$2,580	$2,707	$2,498	$2,419	$2,303
Current quarter vs prior year quarter	12%	9%	9%	5%	4%

eBay Inc.
Unaudited Supplemental Operating Data

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(In millions, except percentages)
Active Buyers (1)	171	170	168	167	165
Current quarter vs prior year quarter	4%	5%	5%	5%	5%

Gross Merchandise Volume (2)
Marketplace	$22,547	$22,993	$20,518	$20,392	$19,980
Current quarter vs prior year quarter	13%	9%	9%	3%	2%
StubHub	$1,044	$1,432	$1,162	$1,009	$917
Current quarter vs prior year quarter	14%	16%	2%	(5)%	6%
Total GMV	$23,591	$24,425	$21,680	$21,401	$20,897
Current quarter vs prior year quarter	13%	10%	8%	3%	3%

(1)
All buyers who successfully closed a transaction on our Marketplace and StubHub platforms within the previous 12-month period. Buyers may register more than once, and as a result, may have more than one account.

(2)
Total value of all successfully closed transactions between users on our Marketplace and StubHub platforms during the period regardless of whether the buyer and seller actually consummated the transaction. We believe that GMV provides a useful measure of the overall volume of closed transactions that flow through our platforms in a given period, notwithstanding the inclusion in GMV of closed transactions that are not ultimately consummated.

In the third quarter of 2017, prior period Active Buyers and GMV were adjusted and related growth rates recalculated to exclude the impact of the sale of our eBay India business.

eBay Inc.
Business Outlook

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.
The company's future performance involves risks and uncertainties, and the company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the company's operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting eBay's investor relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.
eBay Inc.

Three Months Ending
June 30, 2018
(In billions, except per share amounts)	GAAP	Non-GAAP (a)
Net Revenue	$2.64 - $2.68	$2.64 - $2.68
Diluted EPS from continuing operations	$0.33 - $0.37	$0.50 - $0.52

Twelve Months Ending
December 31, 2018
(In billions, except per share amounts)	GAAP	Non-GAAP (b)
Net Revenue	$10.9 - $11.1	$10.9 - $11.1
Diluted EPS from continuing operations	$1.65 - $1.75	$2.25 - $2.30

(a) Estimated non-GAAP amounts above for the three months ending June 30, 2018 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $10 - $15 million and estimated stock-based compensation expense and associated employer payroll tax expense of approximately $160 - $170 million, as well as the related income tax impact. Estimated non-GAAP amounts above for the three months ending June 30, 2018, reflect adjustments that exclude tax impacts of the company's legal entity realignment, which are not reduced by the effects of the global minimum tax associated with the Tax Cuts and Jobs Act, of approximately $30 - $40 million.

(b) Estimated non-GAAP amounts above for the twelve months ending December 31, 2018 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $40 - $50 million and estimated stock-based compensation expense and associated employer payroll tax expense of approximately $560 - $580 million, as well as the related income tax impact. Estimated non-GAAP amounts above for the twelve months ending December 31, 2018, reflect adjustments that exclude tax impacts of the company's legal entity realignment, which are not reduced by the effects of the global minimum tax associated with the Tax Cuts and Jobs Act, of approximately $130 - $150 million.

eBay Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow. These non-GAAP financial measures are presented on a continuing operations basis.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release.
These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, or net purchases of property and equipment, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of deferred tax assets associated with the realignment of its legal structure and related foreign exchange effects, significant gains or losses from the disposal/acquisition of a business, certain gains and losses on investments, restructuring-related charges and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This expense consists of expenses for stock options, restricted stock and employee stock purchases. The company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results. The related employer payroll taxes are dependent on the company's stock price and the timing and size of exercises by employees of their stock options and the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, certain amortization of deferred tax assets and related foreign exchange effects, significant gains or losses and transaction expenses from the acquisition or disposal of a business and certain gains or losses on investments. The company incurs amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses from the acquisition or disposal of a business and therefore excludes these amounts from its non-GAAP measures. The company also excludes certain gains and losses on investments. The company excludes the non-cash amortization of deferred tax assets associated with the realignment of its legal structure, which is not reduced by the effects of the Tax Cuts and Jobs Act, and related foreign exchange effects. The company excludes these items because management does not believe they correlate to the ongoing operating results of the company's business.
Restructuring. These charges consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Other certain significant gains, losses, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly or be repeated in the future. The company excludes these amounts from its results primarily because management does not believe they are indicative of its current or ongoing operating results.
Tax effect of non-GAAP adjustments. This amount is used to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
In addition to the non-GAAP measures discussed above, the company also uses free cash flow. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

eBay Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended March 31,
	2018	2017
	(In millions, except percentages)
GAAP operating income	$579	$547
Stock-based compensation expense and related employer payroll taxes	126	103
Amortization of acquired intangible assets within cost of net revenues	6	7
Amortization of acquired intangible assets within operating expenses	10	9
Total non-GAAP operating income adjustments	142	119
Non-GAAP operating income	$721	$666
Non-GAAP operating margin	27.9%	28.9%

Reconciliation of GAAP Net Income to Non-GAAP Net Income and
GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate*

	Three Months Ended March 31,
	2018	2017
	(In millions, except per share amounts and percentages)
GAAP income from continuing operations before income taxes	$547	$558
GAAP provision for income taxes	(140)	477
GAAP net income from continuing operations	$407	$1,035
Non-GAAP adjustments to net income from continuing operations:
Non-GAAP operating income from continuing operations adjustments (see table above)	142	119
Gains or losses on investments	—	(16)
Tax effect of step-up of intangible assets basis	—	(695)
Foreign exchange effect of step-up of intangible assets basis	—	65
Tax effect of non-GAAP adjustments	(1)	30
Non-GAAP net income from continuing operations	$548	$538

Diluted net income from continuing operations per share:
GAAP	$0.40	$0.94
Non-GAAP	$0.53	$0.49
Shares used in GAAP and non-GAAP diluted net income (loss) per-share calculation	1,029	1,102

GAAP effective tax rate - Continuing operations	25.6%	(85.4)%
Tax effect of non-GAAP adjustments to net income from continuing operations	(5.2)%	104.1%
Non-GAAP effective tax rate - Continuing operations	20.4%	18.7%

*Presented on a continuing operations basis

Reconciliation of Operating Cash Flow to Free Cash Flow*

	Three Months Ended March 31,
	2018	2017
	(In millions)
Net cash provided by continuing operating activities	$495	$582
Less: Purchases of property and equipment	(158)	(135)
Free cash flow from continuing operations	$337	$447

*Presented on a continuing operations basis